EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 and Form S-3 of our report dated September 22, 2008, relating to the financial statements of Evolution Petroleum Corporation and subsidiaries appearing in the Form 10-K for the period ended June 30, 2008.

/s/ Hein & Associates LLP
Hein & Associates LLP

Houston, Texas

September 22, 2008

500 Dallas, Suite 2900

Houston, Texas 77002

Phone: 713-850-9814

Fax: 713-850-0725

www.heincpa.com